                                                                    EXHIBIT 10.8

                             EMPLOYMENT AGREEMENT
                             --------------------

  This Employment Agreement ("Agreement") is made and entered into on this 9/th/
                              ---------
day of April, 2001, effective as of April 1, 2001 by and between AMERIPATH, INC., a Delaware corporation (the "Company"), and JAMES C. NEW (hereinafter, the
                                   -------        ------------
"Executive").
 ---------

                                R E C I T A L S
                                - - - - - - - -

     A. The Executive is currently employed by the Company as its Chairman and Chief Executive Officer pursuant to a November 1, 2000 Memorandum outlining his compensation and a Personnel Action Notice dated November 21, 2000 (the "Prior
                                                                         -----
Employment Agreement").
--------------------

     B. Prior to entering into the Prior Employment Agreement, the Company offered the Executive and the Executive accepted an Executive Retention Agreement dated August 12, 1999 (the "Retention Agreement").

     C. Prior to entering into the Executive Retention Agreement, the Company entered into an Employment Agreement with the Executive dated October 24, 1995.

     D. The Company and the Executive now wish to enter into this new Agreement, which is intended to supercede and replace the Prior Employment Agreement and the Retention Agreement in their entirety, to reflect the Executive's position and duties, his compensation, and other terms and conditions of his employment as Chairman and Chief Executive Officer of the Company. Upon execution of this Agreement by both the Executive and the Company, the Prior Employment Agreement and the Retention Agreement shall terminate and no longer have any force and effect.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company agree as follows:

     1.   Recitals.  The foregoing recitals are true and correct and are
          --------
incorporated herein by this reference.

     2.   Employment.
          ----------

          2.1  Employment and Term.  During the Term of Employment, the Company
               -------------------
hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

          2.2  Duties of Executive.  During the Term of Employment, the
               -------------------
Executive shall serve as the Chairman and Chief Executive Officer of the Company, shall report directly to the Board of Directors of the Company, shall faithfully and diligently perform all services as may be assigned to him by the Board of Directors of the Company (the "Board"), and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company. The Executive shall comply with the Company's employment policies and practices generally applicable to its officers and employees including, without limitation, insider trading and confidentiality policies. Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (iii) manage personal investments, so long as such activities do not interfere with or detract from the performance of the Executive's responsibilities to the Company in accordance with this Agreement.

     3.   Term of Employment.     The term of employment under this Agreement,
          ------------------
and the employment of the Executive hereunder (the "Term of Employment"), shall
                                                    ------------------
commence upon execution of this Agreement by both the Executive and the Company and shall terminate upon the date on which the employment of the Executive is terminated pursuant to and in accordance with Section 6 hereof (the "Expiration
                                                                     ----------
Date").
----

     4.   Compensation.
          ------------

          4.1  Base Salary.  The Executive shall receive a base salary at the
               -----------
annual rate of $425,000 (the "Base Salary") during the Term of Employment, with
                              ------------
such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed at least annually.

          4.2  Bonuses.
               -------

               a. During the Term of Employment, for each calendar year during the Term of Employment (the "Bonus Period"), the Board shall establish a bonus pool from which the Executive shall be eligible to receive an annual bonus potentially equal to fifty percent (50%) of the Executive's Base Salary (the "Bonus Payment"), to be determined by the Board and based upon the satisfaction
 -------------
by the Executive and/or the Company of the goals (the "Goals"), to be
                                                       -----
established by the Company. Notwithstanding the foregoing, in the event that the Goals are either exceeded or not fully achieved for a Bonus Period, the Executive may be eligible to receive a Bonus Payment in an amount in excess of or less than fifty percent (50%) of the Executive's Base Salary.

               b. For the Bonus Period in which the Executive's employment with the Company terminates for any reason other than by the Company for Cause under
Section 6.1 hereof, provided that the Executive has been continuously employed with the Company for a minimum of six (6) months during such Bonus Period, the Company shall pay the Executive a pro rata portion (based upon the period beginning on the first day of the Bonus Period and ending on the date on which the Executive's employment with the Company terminates) of the bonus otherwise payable under Section 4.2 for the Bonus Period in which such termination of employment occurs; provided, however, that (i) the Bonus Period shall be deemed to end on the last day of the calendar quarter in which the Executive's employment so terminates, and (ii) the business criteria used to determine the bonus for this short Bonus Period shall be annualized and shall be determined based upon audited financial information prepared in accordance with generally accepted accounting principles, applied consistently with prior periods, and reviewed and approved by the Compensation Committee of the Board. The Incentive Compensation for this Bonus Period is sometimes hereinafter referred to as the "Termination Year Bonus".
                    ----------------------

     5.   Expense Reimbursement and Other Benefits.
          ----------------------------------------

          5.1  Reimbursement of Expenses. Upon the submission of proper
               -------------------------
substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of executive personnel, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

          5.2  Compensation/Benefit Programs.  During the Term of Employment,
               -----------------------------
the Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any and all other plans as are presently and hereinafter offered by the Company to its executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans. Furthermore, the Company will continue to assume premium costs for the long-term disability and life policies rolled over from Novacare up to a maximum of $7,000 per annum.

          5.3  Stock Options.  During the Term of Employment hereunder, and
               -------------
subject to the execution of any other applicable agreements, the Executive shall be eligible on an annual basis to receive options (the "Stock Options") to
                                                        -------------
purchase common stock (the "Common Stock") of the Company, the amount to be
                            -------------
determined by the Board of Directors of the Company based upon the Executive's performance and services rendered to the Company, and subject to the approval by both the Compensation Committee and the Board at their regular annual review of executive performance. If and to the extent awarded, the Stock Options shall be granted under (and therefore subject to all terms of) the Company's stock option plan (the "Stock Option Plan") and pursuant to the terms of a certain stock
           -----------------
option agreement (the "Option Agreement") to be entered into by and between the
                       ----------------
Executive and the Company. In addition, during the Term of Employment, the Executive shall be eligible to be granted additional options under the Company's Stock Option Plan. The number, if any, of additional options and terms and conditions thereof shall be determined by the Committee appointed pursuant to the Stock Option Plan, or by the Board of Directors of the Company, in its discretion and pursuant to the Stock Option Plan. Notwithstanding any other provision of this Agreement, Option Agreements entered into by the Executive and the Company prior to the date of this Agreement shall remain in full force and effect.

          5.4  Other Benefits.  The Executive shall accrue up to four (4) weeks
               --------------
of paid vacation each calendar year during the Term of Employment, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall significantly interfere with the duties required to be rendered by the Executive hereunder. Any accrued vacation time not taken by Executive during any calendar year may be carried forward into any succeeding calendar year. Notwithstanding the foregoing, in no event shall the Executive's accrued vacation time exceed four (4) weeks at any point in time. The Executive shall receive such additional benefits, if any, as the Board of the Company shall from time to time determine.

     6.   Termination and/or Change of Control.
          ------------------------------------

          6.1  Termination for Cause.  The Company shall at all times have the
               ---------------------
right, upon written notice to the Executive, to terminate the Term of Employment, for Cause as defined below. For purposes of this Agreement, the term "Cause" shall mean (i) an action or omission of the Executive which
      -----
constitutes a willful and material breach of, or willful and material failure or refusal (other than by reason of his disability or incapacity) to perform his duties under, this Agreement which is not cured within fifteen (15) days after receipt by the Executive of written notice of same, (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder, (iii) a conviction of any crime which involves dishonesty or a breach of trust, or (iv) gross negligence in connection with the performance of the Executive's duties hereunder, which the Board in its reasonable discretion deems to be good and sufficient cause to terminate the Executive's employment with the Company. Any termination for Cause shall be made by notice in writing to the Executive, which notice shall set forth in reasonable detail all acts or omissions upon which the Company is relying for such termination. Upon any termination pursuant to this Section 6.1, the Company shall pay to the Executive any accrued and unpaid Base Salary through the date of termination. Upon any termination effected and compensated pursuant to this Section 6.1, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5.1, and payment of compensation for accrued and unused vacation days).

          6.2  Disability.  The Company shall at all times have the right, upon
               ----------
written notice to the Executive, to terminate the Term of Employment, if the Executive shall become entitled to benefits under the Company's long term disability plan as then in effect, or, if the Executive shall as the result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 180 days in any 12-month period. The Board shall have sole discretion based upon competent medical advice to determine whether the Executive is or continues to be disabled. Upon any termination pursuant to this Section 6.2, the Company shall (i) pay to the Executive any accrued and unpaid Base Salary and Bonus Payment, through the effective date of termination specified in such notice, (ii) pay to the Executive his

Termination Year Bonus, if any, at the time provided in Section 4.2b hereof, and
(iii) pay the COBRA premiums for the Executive's medical and dental insurance coverage in effect on the termination date, for a period of eighteen (18) months following the termination of the Executive's employment with the Company. Upon any termination effected and compensated pursuant to this Section 6.2, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5.1, and payment of compensation for accrued and unused vacation days).

          6.3  Death.  Upon the death of the Executive during the Term of
               -----
Employment, the Company shall (i) pay to the estate of the deceased Executive any accrued and unpaid Base Salary and Bonus Payment, through the Executive's date of death, (ii) pay to the estate of the deceased Executive, the Executive's Termination Year Bonus, if any, at the time provided in Section 4.2b hereof. Upon any termination effected and compensated pursuant to this Section 6.3, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5.1, and payment of compensation for accrued and unused vacation days).

          6.4  Termination Without Cause.  At any time the Company shall have
               -------------------------
the right to terminate the Term of Employment by written notice to the Executive. Upon any termination pursuant to this Section 6.4 (that is not a termination under any of Sections 6.1, 6.2, 6.3 or 6.5) the Company shall (i) pay to the Executive any accrued and unpaid Base Salary and Bonus Payment, through the date of termination specified in such notice, (ii) continue to pay the Executive's Base Salary and Prior Years' Bonus for a period of twenty-four
(24) months following the termination of the Executive's employment with the Company, in the manner and at such times as the Base Salary otherwise would have been payable to the Executive, (iii) pay to the Executive his Termination Year Bonus, if any, at the time provided in Section 4.2b, and (iv) pay the COBRA premiums for the Executive's medical and dental insurance coverage in effect on the termination date, for a period of eighteen (18) months following the termination of the Executive's employment with the Company. Upon any termination effected and compensated pursuant to this Section 6.4, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5.1, and payment of compensation for accrued and unused vacation days).

          6.5  Termination by Executive.
               ------------------------

               a. The Executive shall at all times have the right, by written notice not less than one hundred and eighty (180) days prior to the termination date, to terminate his Employment Term.

               b.  Upon termination of the Term of Employment pursuant to this
Section 6.5 (that is not a termination under Section 6.6) by the Executive, the Company shall pay to the Executive any accrued and unpaid Base Salary and Bonus Payment, through the effective date of termination specified in such notice. Upon any termination effected and compensated pursuant to this Section 6.5, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5.1, and payment of compensation for accrued and unused vacation days).

          6.6  Change in Control of the Company.
               --------------------------------

               a. Unless otherwise provided in Section 6.7 hereof, in the event that a Change in Control (as defined in paragraph g. of this Section 6.6) in the Company shall occur during the Term of Employment, the Company shall

                   (i) pay to the Executive, within thirty (30) days of the date of the Change in Control, a lump sum bonus equal to two (2) times the Executive's annual Base Salary and Bonus (the "Change in Control Date Bonus"). This payment will be made only as a result of
                   a.  Board approval, or
                   b. if the per share selling price is greater than the average per share price for the previous six (6) month trading period;

                   and (ii) accelerate the vesting of all AmeriPath Stock Options which have been granted to the Executive but are unvested, so that the unvested shares are one hundred (100) percent vested on the date of the Change in Control.

               b. If the Executive's Term of Employment is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes hereunder, a "Change of Control Termination" shall be deemed to have occurred.

               c. If Executive's Term of Employment is terminated without cause pursuant to Section 6.4 hereof, within one year after a Change of Control, a "Change of Control Termination" shall be deemed to have occurred.

               d. If, within one year following a Change of Control, (i) the Company requires the Executive to be based at any office or location more than twenty-five (25) miles from that in which the Executive was based at the time this Agreement was executed (except for travel reasonably required in the performance of the Executive's duties and responsibilities hereunder), or (ii) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities are not at least commensurate in all material respects with the most significant of those held, exercised and assigned at the time preceding the Change in Control, then in either event, the Executive may elect to terminate this Agreement and a "Change of Control Termination" shall be deemed to have occurred.

               e. In the event of a "Change of Control Termination" under paragraphs b, c, or d of this Section 6.6, the Company shall:

                  (i) pay to the Executive any accrued and unpaid Base Salary and Bonus Payment, through the effective date of the termination;

                  (ii) pay to the Executive his Termination Year Bonus, if any, at the time provided in Section 4.2b hereof;

                  (iii) pay to the Executive, within 30 days of the termination of his employment hereunder, a lump sum payment equal to two (2) times the Executive's annual Base Salary and Bonus;

                  (iv) accelerate the vesting of all AmeriPath Stock Options which have been granted to the Executive since the Change in Control but are unvested, so that the unvested shares are one hundred (100) percent vested as of the Executive's Termination Date; and

                  (v) pay to the Executive in a lump sum the compensation and benefits provided in the Termination Without Cause Section 6.4.

The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5.1, and payment of compensation for accrued and unused vacation days).

               f. If, on the date of the one-year anniversary of the date of the Change In Control, the Executive is in the employ of the Company, or any successor thereto or assign thereof, the Executive shall be paid, on such one-year anniversary date, an additional lump sum bonus equal to one times the Executive's annual Base Salary and Bonus as determined immediately prior to the Change in Control Date (the "Anniversary Bonus").

               g. For purposes of this Agreement, the term "Change in Control"
                                                            -----------------
shall mean:

                  (i) Approval by the shareholders of the Company of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                  (ii) Individuals who, as of the Commencement Date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to
                                      ---------------
constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Commencement Date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                  (iii) the acquisition (other than by or from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of beneficial ownership within the meaning of Rule 13-d promulgated under the Securities Exchange Act of 50% or more of either the then out standing shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors [(hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose,
                          --------------------
any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or "group" that as of the Commencement Date of this Agreement owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its Subsidiaries].

          6.7  Gross-up Payment for Golden Parachute Excise Tax.
               ------------------------------------------------

               a. Additional Payment. In the event that any portion of the
                  ------------------
payments and benefits provided to Executive under this Agreement (without regard to any amount payable under this Section 6.7) and any other payments and benefits under any other agreement with or plan of the Company (in the aggregate, "Total Payments") would be subject to the excise tax imposed by
            --------------
Section 4999 of the Internal Revenue Code (the "Excise Tax"), then Executive
                                                ----------
shall be entitled to receive an additional payment (a "Gross-Up Payment") in an
                                                       ----------------
amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.

               b. Determination by Accounting Firm. Subject to the provisions of
                  --------------------------------
Section 6.7(c) below, all determinations required to be made under this Section 6.7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's independent auditors or, at the Executive's option, any other nationally or regionally recognized firm of independent accountants selected by the Executive and approved by the Company, which approval shall not be unreasonably withheld, (the "Accounting Firm") which
                                                          --------------
shall provide detailed supporting calculations both to the Company and Executive. All fees and expenses of the Accounting Firm shall be paid solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 6.7 , shall be paid by the Company to Executive not later than the due date for the payment of any Excise Tax. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the
                                       ------------
calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 6.7(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for Executive's benefit.

               c. Company's Right to Contest Excise Tax. Executive agrees to
                  -------------------------------------
notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten
(10) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive agrees to:

                  (i) give the Company any information reasonably requested by the Company relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

                  (iii) cooperate with the Company in good faith in order to effectively contest such claim, and

                  (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company agrees to bear and pay directly all costs
--------
and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6.7(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearing and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for Executive's taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               d. Repayment to the Company. If, after the receipt by Executive
                  ------------------------
of an amount advanced by the Company pursuant to Section 6.7(c), Executive becomes entitled to receive any refund with respect to such claim, Executive agrees to promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to
Section 6.7(c), a determination is made that Executive is not entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          6.8  Resignation.  Upon any termination of employment pursuant to this
               -----------
Article 6, the Executive shall be deemed to have resigned as an officer, and if he was then serving as a director of the Company, as a director, and if required by the Board, the Executive hereby agrees to immediately execute a resignation letter to the Board.

          6.9  Survival.  The provisions of this Article 6 shall survive the
               --------
termination of this Agreement, as applicable.

     7.   Restrictive Covenants.
          ---------------------

          7.1  Non-competition. At all times while the Executive is employed by
               ---------------
the Company and for a two (2) year period immediately following the termination of the Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, corporation, company, partnership, association, venture or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) competes with the Company's business (for purposes of this Agreement, any business that engages in the management or provision of anatomic pathology diagnostic services {whether through physician practices, laboratories, hospitals, medical or surgery centers or otherwise} shall be deemed to compete with the Company's business); provided that such provision shall not apply to the Executive's ownership of common stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent (5.0%) of any class of capital stock of such corporation.

          7.2  Confidential Information. The Executive shall not at any time
               ------------------------
divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, employees, employee compensation or benefits, employment practices and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known
 -------------------------
by the Executive as a consequence of or through the unique position of his employment with the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally or publicly known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to promote the best interests of the Company or to the extent required by law.

          7.3  Nonsolicitation of Employees and Customers.  At all times while
               ------------------------------------------
the Executive is employed by the Company and for the two (2) year period immediately following the termination of the Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly, for himself or for or on behalf of any other person, firm, corporation, partnership, association or other entity (a) employ or attempt to employ or solicit the termination of employment of or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six (6) months, and/or (b) call on or solicit any of the actual or targeted prospective customers or clients of the Company (or of its physician practices or laboratories) on behalf of any person or entity in connection with any business that competes with the Company's business, nor shall the Executive make known the names and/or addresses of such employees, customers or clients or any information relating in any manner to the Company's trade or business relationships with such employees, customers or clients, other than in connection with the performance of Executive's duties under this Agreement.

          7.4  Ownership of Developments.  All copyrights, patents, trade
               -------------------------
secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Executive during the course of performing work for the Company or its clients (collectively, the "Work Product") shall belong exclusively to the
                            ------------
Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon the request of the Company, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

          7.5  Books and Records.  All books, records, and accounts relating in
               -----------------
any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

          7.6  Definition of Company.  Solely for purposes of this Article 7,
               ---------------------
the term "Company" also shall include any existing or future subsidiaries of the
          -------
Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

          7.7  Acknowledgment by Executive. The Executive acknowledges and
               ---------------------------
confirms that (a) the restrictive covenants contained in this Article 7 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in this Article 7 (including without limitation the length of the term of the provisions of this Article 7) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Article 7. The Executive further acknowledges that the restrictions contained in this Article 7 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

          7.8  Reformation by Court. In the event that a court of competent
               --------------------
jurisdiction shall determine that any provision of this Article 7 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 7 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

          7.9  Extension of Time. If the Executive shall be in violation of any
               -----------------
provision of this Article 7, then each time limitation set forth in this Article 7 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Article 7 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.


          7.10 Survival. The provisions of this Article 7 shall survive the
               --------
termination of this Agreement, as applicable.

     8.   Injunction. It is recognized and hereby acknowledged by the parties
          ----------
hereto that a breach by the Executive of any of the covenants contained in
Article 7 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article 7 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

     9.   Arbitration. Any dispute or controversy arising under or in connection
          -----------
with this Agreement shall be settled exclusively by arbitration in Palm Beach County, Florida, in accordance with the Rules of the American Arbitration Association then in effect (except to the extent that the procedures outlined below differ from such rules). Within thirty (30) days after written notice by either party has been given that a dispute exists and that arbitration is required, each party must select an arbitrator and those two arbitrators shall promptly, but in no event later than thirty (30) days after their selection, select a third arbitrator. The parties agree to act as expeditiously as possible to select arbitrators and conclude the dispute. The selected arbitrators must render their decision in writing. The cost and expenses of the arbitration and of enforcement of any award in any court shall be borne by the non-prevailing party. If advances are required, each party will advance one-half of the estimated fees and expenses of the arbitrators. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Although arbitration is contemplated to resolve disputes hereunder, either party may proceed to court to obtain an injunction to protect its rights hereunder, the parties agreeing that either could suffer irreparable harm by reason of any breach of this Agreement. Pursuit of an injunction shall not impair arbitration on all remaining issues.

     10.  Section 162(m) Limits.    Notwithstanding any other provision of this
          ---------------------
Agreement to the contrary, if and to the extent that any remuneration payable by the Company to the Executive for any year would exceed the maximum amount of remuneration that the Company may deduct for that year under Section 162(m)

("Section 162(m)") of the Code, payment of the portion of the remuneration for
----------------
that year that would not be so deductible under Section 162(m) shall, in the sole discretion of the Board, be deferred and become payable at such time or times as the Board determines that it first would be deductible by the Company under Section 162(m), with interest at the "short-term applicable rate" as such term is defined in Section 1274(d) of the Code. The limitation set forth under this Section 10 shall not apply with respect to any amounts payable to the Executive pursuant to Article 6 hereof.

     11.  Assignment.  Neither party shall have the right to assign or delegate
          ----------
his rights or obligations hereunder, or any portion thereof, to any other person.

     12.  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Florida, without reference to principles of conflict of laws.

     13.  Entire Agreement; Prior Agreements.  This Agreement constitutes the
          ----------------------------------
entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter. In addition, this shall supercede and replace the Executive's Prior Employment Agreement, the Retention Agreement, as well as any and all other agreements between the Executive and the Company and, upon execution of this Agreement by the Executive and the Company, the Prior Employment Agreement, the Retention Agreement and any and all other agreements between the Executive and the Company shall terminate and shall no longer have any force and effect. Notwithstanding this Article 13 or any other provision of this Agreement, Option Agreements entered into by the Executive and the Company prior to the date of this Agreement shall remain in full force and effect. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

     14.  Notices:  All notices and other communications hereunder shall be in
          -------
writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:
          -------------------

          James C. New
          307 Eagleton Golf Drive
          Palm Beach Gardens, FL 33418

          If to the Company:
          -----------------

          AmeriPath, Inc.
          7289 Garden Road, Suite 200
          Riviera Beach, FL 33404
          Attention:

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     15.  Benefits; Binding Effect.  This Agreement shall be for the benefit of
          ------------------------
and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

     16.  Severability.  The invalidity of any one or more of the words,
          ------------
phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provisions or provisions, section or sections or article or articles had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

     17.  Waivers.  The waiver by either party hereto of a breach or violation
          -------
of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

     18.  Damages.  Nothing contained herein shall be construed to prevent the
          -------
Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

     19.  Section Headings.  The article, section and paragraph headings
          ----------------
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     20.  No Third Party Beneficiary.  Nothing expressed or implied in this
          --------------------------
Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     21.  Withholding Taxes. The Company may withhold from any amounts payable
          -----------------
under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     22.  Counterparts.  This Agreement may be executed in one or more
          -------------
counterparts, each
of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

EXECUTIVE:                                  COMPANY:

                                            AMERIPATH, INC.


________________________________           By:_________________________________
James C. New                                  E. Roe Stamps, IV
                                              Compensation Committee of the
                                              Board of Directors



                                           By:_________________________________
                                              E. Martin Gibson
                                              Compensation Committee of the
                                              Board of Directors